Exhibit (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of Value Equity Trust on Form N-1A ("Registration Statement") of our report dated September 23, 2005, relating to the financial statements and financial highlights which appears in the July 31, 2005 Annual Report to Shareholders of Scudder Tax Advantaged Dividend Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements" and "Financial Highlights" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
November 28, 2005